UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2016

Silicon Graphics International Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-51333	32-0047154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 North McCarthy Blvd.

Milpitas, CA 95035

(Address of principal executive offices, including zip code)

(669) 900-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On November 1, 2016, Hewlett-Packard Enterprise Company, a Delaware corporation (“HPE”), completed its previously announced acquisition of Silicon Graphics International Corp., a Delaware corporation (“SGI”). Pursuant to the terms of the Agreement and Plan of Merger, dated as of August 11, 2016 (the “Merger Agreement”), by and among HPE, Satellite Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of HPE (“Acquisition Sub”), and SGI, Acquisition Sub merged with and into SGI (the “Merger”) with SGI surviving the Merger as a wholly-owned subsidiary of HPE.

Item 1.02. Termination of a Material Definitive Agreement.

On November 1, 2016, in connection with the closing of the Merger, the outstanding principal amount, together with interest and all other amounts due, under the Credit Agreement dated as of January 27, 2015, as amended (the “Credit Agreement”), by and among SGI, certain lenders and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, was repaid in full. Effective upon receipt of such payment, the Credit Agreement and other related loan documents were terminated and are of no further force or effect (except with respect to any obligations and provisions that survive the termination thereof) and all liens granted in connection with the Credit Agreement and other related loan documents were released.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 1, 2016, HPE completed its previously announced acquisition of SGI through the Merger. As a result of the Merger, SGI became a wholly-owned subsidiary of HPE. Pursuant to the terms and conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of SGI (collectively, “Shares”) issued and outstanding (other than shares owned by HPE, Acquisition Sub or any other wholly-owned subsidiary of HPE, shares held by SGI as treasury stock, and shares, if any, held by stockholders of SGI who have perfected their statutory rights of appraisal under Section 262 of the Delaware General Corporation Law) was cancelled and extinguished and automatically converted into the right to receive $7.75 in cash, without interest, and subject to deduction for any required withholding tax (the “Merger Consideration”).

At the Effective Time, each option to acquire Shares (each a “Company Stock Option”) that is outstanding immediately prior to the Effective Time and is held by a person then providing services to SGI or one of its subsidiaries was converted into a fully vested and exercisable option to acquire shares of common stock of HPE based on a conversion ratio set forth in the Merger Agreement, and each award of restricted stock units (collectively, “Company RSUs”) representing the right to receive Shares that is outstanding immediately prior to the Effective Time (but excluding any Company RSU that becomes settlable as a result of the consummation of the Merger) and is held by a person then providing services to SGI or one of its subsidiaries shall be converted into the right to acquire shares of common stock of HPE based on the conversion ratio.

The foregoing description of the effects of the Merger and the Merger Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement. A copy of the Merger Agreement was attached as Exhibit 2.1 to SGI’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on August 12, 2016, and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 3.01 by reference.

On November 1, 2016, SGI notified The NASDAQ Global Select Market (“NASDAQ”) of the effectiveness of the Merger. In connection therewith, SGI informed NASDAQ of the Merger Consideration being paid by HPE and requested that NASDAQ file a notification of removal from listing on Form 25 with the SEC with respect to the common stock of SGI. Trading of SGI common stock on NASDAQ was halted prior to the opening of trading on November 1, 2016 and will be suspended effective as of the close of business on November 1, 2016. SGI will file with the SEC, on Form 15, a certification and notice of termination of the registration of such shares of common stock under Section 12(g) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and suspension of its obligations to file reports under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Pursuant to the terms of the Merger Agreement, at the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (other than shares owned by HPE, Acquisition Sub or any other wholly-owned subsidiary of HPE, shares held by SGI as treasury stock, and shares, if any, held by stockholders of SGI who have perfected their statutory rights of appraisal under Section 262 of the Delaware General Corporation Law) was cancelled and extinguished and automatically converted into the right to receive the Merger Consideration.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.02.	Departure of Directors; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, effective as of the Effective Time, each of the members of the Board of Directors of SGI, including Ronald D. Verdoorn, Jorge L. Titinger, Charles M. Boesenberg, Gary A. Griffiths, General Michael W. Hagee, Douglas R. King, Nina Richardson, and Kirsten Wolberg, resigned from the Board of Directors of SGI. Pursuant to the terms of the Merger Agreement, effective as of the Effective Time, each director of Acquisition Sub immediately prior to the Effective Time, Jeremy K. Cox and Rishi Varma, became a member of the Board of Directors of SGI until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in the Merger Agreement, at the Effective Time, the certificate of incorporation and bylaws of SGI were amended and restated.

Copies of the amended and restated certificate of incorporation and bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item	9.01. Financial Statements and Exhibits.

(d)	Exhibits

Number	Title

2.1	Agreement and Plan of Merger by and among Hewlett-Packard Enterprise Company, Satellite Acquisition Sub, Inc. and Silicon Graphics International Corp., dated as of August 11, 2016, is incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by SGI on August 12, 2016 with a date of earliest event reported of August 11, 2016

3.1	Amended and Restated Certificate of Incorporation of Silicon Graphics International Corp.

3.2	Amended and Restated Bylaws of Silicon Graphics International Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silicon Graphics International Corp.

DATE: November 1, 2016	By:	/s/ Kirk O. Williams
	Name:	Kirk O. Williams
	Title:	Senior Vice President, General Counsel and Corporate Secretary